SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

VERAMARK TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERAMARK TECHNOLOGIES, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2001

TO THE STOCKHOLDERS OF
VERAMARK TECHNOLOGIES, INC.:

      Notice is hereby given that the Annual Meeting of Stockholders of Veramark Technologies, Inc. (the “Corporation” or “the Company”) will be held at the Company’s office at 3750 Monroe Avenue, Pittsford, New York, on May 17, 2001, beginning at 10:00 AM, local time, for the following purposes:

(1)	To elect four Directors, each to serve a term of one year; and
(2)	To approve the appointment of independent auditors for the year ending December 31, 2001.

      The Board of Directors has fixed the close of business on March 22, 2001 as the record date for the determination of Stockholders entitled to notice of and vote at the meeting.

      All Stockholders are invited to attend the meeting in person. However, if you are unable to attend the meeting, it is nevertheless important that your stock be represented. A Proxy is enclosed for that purpose. Please sign, date and return promptly the enclosed Proxy in the accompanying envelope. No postage is necessary if mailed in the United States.

      Your attention is directed to the Proxy Statement submitted with this notice.

Dated:	March 28, 2001	By Order of the Board of Directors

Robert L. Boxer, Secretary

VERAMARK TECHNOLOGIES, INC.
3750 MONROE AVENUE
PITTSFORD, NEW YORK 14534

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2001

      This Proxy Statement is furnished in connection with solicitation of the enclosed proxy by the Board of Directors of Veramark Technologies, Inc. (the “Corporation”) in connection with the Annual Meeting of Stockholders of the Corporation to be held on May 17, 2001. The principal executive offices of the Corporation are located at 3750 Monroe Avenue, Pittsford, New York 14534.

      The close of business on March 22, 2001 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 8,188,909 shares of common stock, par value $.10 per share, of the Corporation (the “Common Stock”) each of which is entitled to one vote on each matter at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 10, 2001.

      The enclosed proxy, if properly completed, signed and returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted “FOR” (i) the election as Directors of the persons nominated by the Board of Directors, and (ii) for the appointment of PricewaterhouseCoopers LLP as independent auditors for 2001. A stockholder giving a proxy may revoke it at any time before it has been voted at the meeting. The Corporation will bear the cost of its solicitation of proxies for use at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of March 16, 2001, with respect to the persons believed by the Company, to be the beneficial owners of more than 5% of its outstanding Common Stock, by certain executive officers and by all Directors and Officers as a group. Further information is presented under “Election of Directors.” Beneficial ownership is used in this proxy statement as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

	Number of	Percent of
Name and Address	Shares(1)	Class

Albert J. Montevecchio	776,856 (2)	9.5%
20 Fairfield Drive
Fairport, New York 14450

Manning & Napier Advisors, Inc.	491,500	6.0%
1100 Chase Square
Rochester, New York 14604

Executive Officers:
David G. Mazzella, President, CEO, Chairman	491,000	6.0%
Paul T. Babarik, VP Sales, Telemanagement	90,150	1.1%
Robert L. Boxer, VP, General Counsel	130,092	1.6%
Ronald C. Lundy, Treasurer	24,283	.3%
Douglas F. Smith, VP Operations	22,033	.3%
All Directors and Officers as a Group (9 Individuals)	895,624	11.0%

(1)	Includes shares which can be acquired within 60 days through the exercise of stock options or warrants as follows: Mazzella — 475,000; Babarik - 70,000; Boxer — 110,000; Lundy — 21,000; Smith — 19,000; and all directors and officers as a group — 808,866.
(2)	Includes 196,856 shares owned by Montevecchio Associates, a Limited Partnership of which Albert J. Montevecchio is a General Partner.

Election of Directors
(Proposal No. 1)

      At the meeting, four directors, comprising the entire membership of the Board of Directors of the Company, are to be elected. Each elected Director will serve until the next Annual Meeting following the completion of his term or until a successor is elected. Robert W. Stubbs, having attained the age of 66, has chosen not to seek re-election to the Board. The Board does not presently intend to fill that open Board position.

      The shares represented by the enclosed Proxy will be voted for the election as directors of the four nominees named below. All of such nominees are members of the present Board. If any nominee becomes unavailable to stand for re-election for any reason or if a vacancy on the Board shall occur before the election (which events are not anticipated), the holders of the Proxy may vote for such other person in accordance with their best judgment, but not more than five persons may be voted to serve as directors.

      The information appearing in the following table, with notes thereto, has been furnished to the Company by the respective nominees. All figures for securities owned are as of March 17, 2001.

				Amount and
				Nature of
				Beneficial
		Principal Occupation	Director	Ownership	Percentage
Name of Nominee	Age	For Past Five Years	Since	Common Stock	of Common Stock

John E. Gould (1) (2) (4)	56	For more than five years, a Partner in Gould & Wilkie, a general practice law firm in New York City. Mr. Gould is also Chairman of the American Geographical Society and a Director of The Harvard Club of New York City.	1997	38,183 (5)	.5%

David G. Mazzella (1) (4)	60	President and Chief Executive Officer of the Company since June 1997. President and Chief Operating Officer of the Company from February 1997 until June 1997. Chairman of the Board of the Company since December 1999. From June 1994, to February 1997, engaged in management consulting. From January 1992 to June 1994, President and CEO of Scotgroup Enterprises, Inc., which was engaged in the development and sale of telecommunications software equipment and the sale of paging and cellular telephone services.	1997	491,000 (6)	6.0%

William J. Reilly (1) (3)	52	Executive Vice President of Checkpoint Systems, Inc. (NYSE:CKP), a manu-facturer and distributor of systems for electronic article surveillance, electronic access control, closed circuit television and radio frequency identification for more than five years.	1997	42,383 (5)	.5%

James R. Scielzo (2) (3) (4)	58	Retired. For the five years preceding his retirement in 1999, Mr. Scielzo was Senior Vice President and Chief Technology Officer for Young & Rubicam Inc. (Y&R), a global corporate communications, advertising, direct marketing, sales promotion, and public relations firm. Prior to that, he was Senior Vice President and Chief Technology Officer at Wundermann Cato Johnson (WCJ), the direct marketing and sales promotion subsidiary of Y&R. Before joining Young & Rubicam, Mr. Scielzo was with the Exxon Corporation, where he held technology development and management positions.	1999	20,000 (7)	.2%

(1)	Member of Executive Committee.
(2)	Member of Compensation and Stock Option Committee.
(3)	Member of Audit Committee.
(4)	Member of Nominating Committee.
(5)	Includes 33,183 shares which may be acquired through the exercise of warrants and options.
(6)	Includes 250,000 shares which may be acquired through the exercise of options.
(7)	Includes 20,000 shares which may be acquired through the exercise of options.

      During 2000, the full Board of Directors held five meetings. The Audit Committee of the Board, which is responsible for evaluating audits performed by the Company’s independent auditors and for reviewing the Company’s internal accounting principles and controls, met once during the year. The Compensation and Stock Option Committee of the Board, which reviews and sets compensation for the Company’s officers and approves grants of stock options to employees, including officers; met seven times during 2000. The Executive Committee has authority to act on behalf of the full Board of Directors during intervals between meetings of the full Board. The Executive Committee did not meet in 2000. The Board has a Nominating Committee which did not meet during 2000. The Nominating Committee will consider recommendations submitted by Stockholders to the Company’s Secretary. The Stock Option Committee of the Board met five times during 2000 to review administration of the Company’s stock option plan and to approve grants of stock options to employees.

      During 2000, William J. Reilly attended 92% and all other Directors nominated for re-election attended 100% of Board meetings or meetings of committees of which they were members.

      Each outside Director receives each year an option to purchase 10,000 shares of the Company’s common stock at a price based upon the closing price of the Company’s common stock on the last trading day of the prior year. The option price will be 100% of such closing price if an incentive stock option and 85% of such closing price if a non-qualified option.

EXECUTIVE COMPENSATION

      The following tables relate to the compensation paid or accrued to the five highest paid executive officers and other key managers of the Company whose cash compensation exceeded $100,000 during 2000 (the `Named Executives”).

Summary Compensation Table

					Long Term
					Compensation Awards

Name and Principal					Other Annual
Position	Year	Salary ($)	Bonus ($)		Compensation ($)(1)	Options

David G. Mazzella	2000	299,519	0		20,708	100,000
President, CEO,	1999	275,000	175,000		21,361	0
Chairman of the Board			90,000	(2)
	1998	249,615	87,699		20,457	0

Richard Elzinga	2000	172,000	0		11,520	100,000
General Manager
Angeles Group Division

Robert L. Boxer	2000	159,423	0		12,558	75,000
Vice President,	1999	129,712	69,000		13,540	25,000
General Counsel,	1998	114,904	15,000		12,930	15,000
Corporate Secretary

Paul T. Babarik	2000	134,615	0		15,268	60,000
Vice President, Sales	1999	114,808	69,000		14,833	25,000
Telemanagement Products	1998	104,942	15,000		13,418	10,000

Douglas F. Smith	2000	119,808	0		12,362	20,000
Vice President, Operations	1999	109,750	42,000		13,432	5,000
	1998	99,904	10,000		2,112	13,000

(1)	Includes (i) Personal Use of Company Car, (ii) Life Insurance Premiums, (iii) Company Contribution to 401(K) Plan, and (iv) Medical Expense Reimbursement.
(2)	$90,000 paid in July 1999 for fiscal year 1998.

Employment Agreement

      The Company has an employment agreement with David G. Mazzella to serve as President, Chief Executive Officer and a Director of the Company until September 30, 2003. The agreement provides for a minimum gross salary of $300,000 per year. Pursuant to that agreement in the event of a change in control of the Company, or in the event Mr. Mazzella’s management responsibilities are materially diminished, the agreement may be terminated at Mr. Mazzella’s option and he will be entitled to separation pay in a lump sum equal to three (3) times his aggregate annual compensation (including salary, bonus and benefits). In addition all of his options to purchase company stock of the Company will immediately vest at 50% of the original option price and be exercisable for the option’s original term. For this purpose a change in control of the Company may occur through a sale, merger, consolidation, sale of substantially all assets, the acquisition of more than 20% of the securities of the Company directly or indirectly by any person or entity, or a change within two years of a majority of the Board of Directors.

Retirement Benefits

      The Named Executives listed below are participants in a defined benefit retirement plan of the Company. The amount of the retirement benefit, payable from age 65, will vary depending upon length of service, retirement age and average salary. For Mr. Mazzella the benefit will equal 45% to 60% of the average of his three highest years of compensation depending upon his age at retirement. Mr. Mazzella’s retirement benefit is payable for fifteen years. For the other Named Executives the annual benefit will be between 20% and 50% of average salary for the last three full fiscal years of employment by the Company and is payable until death.

      Assuming continued employment by the Company until age 65 with average salary increases of 3% per year the projected retirement benefit at age 65 for each executive officer is shown below:

Name	Age	Years of Service to Date	Annual Benefit at Age 65

Paul T. Babarik	58	14	$59,488

Robert L. Boxer	47	18	$124,750

David G. Mazzella	60	4	$196,560

Stock Options

      The Company has a stock option plan under which employees may be granted Incentive Stock Options and Non-Qualified Stock Options to purchase the Company’s Common Stock. All full-time employees of the Company and its subsidiaries are eligible to receive Stock Options. The Stock Option Committee of the Board of Directors administers the Plan and makes all determinations with respect to eligibility, option price, term and exercisability, except that the option price on Incentive Stock Options may not be less than 100% of fair market value on the date of grant and the term of any option may not exceed ten years.

      The following tables set forth information regarding stock option transactions involving the Named Executives.

Stock Option Exercises and Year-End Value Table

	Shares	Value
	Acquired on	Realized	Number of Unexercised Options		Value of Unexercised In-the-
Name	Exercise (#)	($)	at FY-End		Money Options at FY-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
					($)	($)

David G. Mazzella	0	0	375,000	225,000	0	0

Paul T. Babarik	0	0	61,875	115,625	0	0

Robert L. Boxer	0	0	102,500	147,500	0	0

Richard Elzinga	0	0	0	100,000	0	0

Douglas F. Smith	0	0	17,250	47,750	0	0

(1)	Based on year-end price of $0.625 per share.

Stock Option Grants in Last Fiscal Year

      The potential realizable value portion of the following table illustrates the gain that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of the option. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

			% of Total
			Options Granted			Potential Realizable Value of
	Options		to Employees in	Exercise	Expiration	Assumed Annual Rates of Stock
Name	Granted		Fiscal Year	Price	Date	Price Appreciation for Option Term

						0%	5%	10%

David G. Mazzella	100,000	(1)	8.84%	$2.34	08/25/10	0	0	0

Paul T. Babarik	60,000	(1)	5.30%	$2.34	08/25/10	0	0	0

Robert L. Boxer	75,000	(1)	6.63%	$2.34	08/25/10	0	0	0

Richard Elzinga	50,000	(2)	4.42%	$9.77	01/07/05	0	0	0

Richard Elzinga	50,000	(1)	4.42%	$2.34	08/25/10	0	0	0

Douglas F. Smith	20,000	(1)	1.77%	$2.34	08/25/10	0	0	0

(1)	Exercisable after 1/7/05.
(2)	Exercisable 50% on 8/25/01; 50% on 8/25/02.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
OF THE BOARD OF DIRECTORS

      The Compensation and Stock Option Committee of the Board (the “Committee”) sets compensation levels for the CEO and all other officers of the Company, establishes compensation and incentive plans for officers and approves payments under such incentive plans. The Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC

      The Committee’s compensation policies are designed to attract and retain highly skilled executives, reward outstanding individual performance, encourage cooperative team efforts and provide an incentive to enhance long term shareholder value. The Company’s executive officer compensation program consists of base salary, annual contingent bonus compensation, long term stock options and retirement benefits tied to age and years of service.

      In establishing salaries for the Company’s CEO and other officers, consideration is given to salary ranges for comparable positions in similar size companies. Data for such comparisons is obtained from nationwide surveys conducted by independent compensation consulting firms and from proxy statements. As a result of basing compensation in part on overall company performance, in any particular year the Company’s executives may be paid more or less than the average executive compensation levels of comparably sized companies. In view of the performance of the Company in 2000, certain of the Company’s officers and other senior managers voluntarily reduced their salaries by 10 — 13.3% effective January 1, 2001.

      In setting salaries within competitive ranges, the Committee considers performance related factors including the Company’s overall results during the past year and its performance relative to a budgeted plan or stated objectives. Consideration also is given to an individual’s contribution to the Company and the accomplishments of departments for which that officer has management responsibility. Potential for future contributions to the Company is also taken into account for all officers.

      The Company has a bonus compensation plan for officers and middle management, other than the CEO. Under this Plan, the Committee each year establishes a schedule for calculating aggregate incentive compensation based upon the Company’s performance against targets for net income before tax. The total plan award is allocated to the managers by the CEO and the Committee through a combination of objective formulas based upon salaries and subjective performance related considerations. The net income performance standards set by the Board were not met by the Company during 2000 and accordingly no bonuses were paid to officers and managers.

      The Stock Option Committee is responsible for selecting the recipients of stock options, the timing of grants, and the option exercise price within the terms of the Company’s Stock Option Plan. The Stock Option Committee considers the recommendations of the CEO and Compensation Committee with respect to officers in this regard. Stock options are viewed as a long-term incentive for officers and a means to more closely align the interests of officers with those of stockholders.

James R. Scielzo, Chairman Compensation and Stock Option Committee John E. Gould Robert W. Stubbs

Report of Audit Committee
of the Board of Directors

      The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2000. The Audit Committee also met with representatives of PricewaterhouseCoopers LLP to discuss and review the results of the independent auditors’ examination of the financial statements for the year ended December 31, 2000 and the matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, beginning with the quarterly report for the period ended June 30, 2000, the Committee reviewed with management and representatives of PricewaterhouseCoopers LLP each 10-Q report prior to its filing with the Securities and Exchange Commission.

      The Audit Committee has also received from PricewaterhouseCoopers LLP the written disclosures required pursuant to the Independence Standards Board Standard No. 1 addressing all relationships between the auditors and the Company that might bear on the auditors’ independence. The Audit Committee has reviewed such materials, discussed them with management and representatives of PricewaterhouseCoopers LLP and is satisfied with the auditors’ independence. The Board of Directors has determined that the members of the Audit Committee are independent as defined in the regulations.

      Based upon the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

The Audit Committee

Robert W. Stubbs, Chairman William J. Reilly James R. Scielzo

COMMON STOCK PERFORMANCE

      The following graph shows a five-year comparison of cumulative total returns for owners of the Company’s common stock compared to an Index for NASDAQ stocks and the NASDAQ Telecommunications Index based upon year-end closing prices including a closing price on December 31, 2000 of $.625 per share for the Company’s common stock.

	12/95	12/96	12/97	12/98	12/99	12/00
Veramark	100	97	82	71	152	8

NASDAQ US	100	123	151	213	395	238

NASDAQ Telecom	100	102	149	247	438	188

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon reports filed by the Company with the Securities and Exchange Commission and copies of filed reports received by the Company, the Company believes all reports of ownership and changes in ownership of the Common Stock of the Company required to be filed with the Securities and Exchange Commission during 2000 were filed in compliance with Section 16(a) of the Securities Act of 1934.

Stockholder Proposals

      Under SEC rules, any stockholder wishing to present a proposal at the Company’s 2002 Annual Meeting must submit the proposal to the Company’s Secretary no later than December 4, 2001 in order for the proposal to be included in the proxy and proxy statement for the meeting.

Approval of Appointment of Independent Auditors
(Proposal No. 2)

      On the recommendation of the Audit Committee, the Board of Directors has appointed Pricewaterhouse Coopers LLP as independent auditors for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP also acted as the independent auditors for the company for fiscal year ended December 31, 2000. For fiscal years ending December 31, 1996, through December 31, 1999, Arthur Andersen LLP were the independent auditors for the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

      For fiscal year 2000, fees billed to the Company by PricewaterhouseCoopers LLP were $55,250 for the audit and review of quarterly reports on Form 10-Q. The independent auditors did not provide any professional services related to financial information design and implementation or non-audit services during 2000.

      Although the appointment of independent auditors is not required to be submitted to a vote by Stockholders, the Board believes as a matter of policy that it is appropriate to do so. If the Stockholders should not approve the appointment of PricewaterhouseCoopers LLP, the Audit Committee and Board of Directors will consider other certified public accountants for appointment.

Other Matters

      As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the meeting other than those described above. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed Proxy will vote the shares represented by signed proxies in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Boxer Secretary

Pittsford, New York
March 28, 2001

                         VERAMARK TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2001

     The undersigned hereby appoints David G. Mazzella, John E. Gould, and
Robert L. Boxer, and each of them with full power of substitution, as proxies to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Veramark Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Company, and at any adjournments thereof, upon the matters set forth in the notice and proxy statement.

                       (To be Signed on the Reverse Side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                           VERAMARK TECHNOLOGIES, INC.

                                  May 17, 2001

                 - Please Detach and Mail in the Envelope Provided -

A [X] Please mark your votes as in this example

                  For      Withheld

1. ELECTION                              Nominees: John E. Gould
   OF                                              David G. Mazzella
   DIRECTORS      [ ]         [ ]                  William J. Reilly
                                                   James R. Scielzo

For Except (vote withheld from the following nominee(s):

--------------------------------------------------------

                                                 FOR       AGAINST   ABSTAIN
2. Approval of the appointment of
   PricewaterhouseCoopers LLP as auditors
   for the year ending December 31, 2001         [ ]         [ ]       [ ]

At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies related to the Annual Meeting.

This proxy will be voted as specified. If the Proxy is signed and no direction is given, the shares represented will be voted FOR Proposals 1 and
2.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature _______________ Date ________ Signature _______________  Date ________
                                            (SIGNATURE IF HELD JOINTLY)

(NOTE: Stockholder must sign exactly as your name appears hereon. Joint owners must each sign.)